UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 5, 2004

TRINITY INDUSTRIES, INC.

(Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-6903 (Commission File Number)	75-0225040 (I.R.S. Employer Identification No.)

2525 Stemmons Freeway Dallas, Texas (Address of Principal Executive Offices)		75207-2401 (Zip Code)

Registrant’s telephone number, including area code: (214) 631-4420

Item 5. Other Events.

     Attached hereto as Exhibits 12.1 and Exhibit 99.1, respectively, is a Statement of Computation of Ratio of Earnings to Fixed Charges and Selected Historical Consolidated Financial Data, each reflecting updated financial information for the six month period ending June 30, 2004.

Item 7. Financial Statements and Exhibits.

     (c)      The following exhibits are filed with this report:

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

99.1	Selected Historical Consolidated Financial Data

* * * * *

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY INDUSTRIES, INC.
Date: August 5, 2004
By:	/s/ Michael G. Fortado
Name:	Michael G. Fortado
Title:	Vice President and Secretary